UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

comScore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2017, comScore, Inc. (the “Company”) received a letter from the Staff of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Company’s failure to hold an annual meeting of stockholders for the fiscal year ended December 31, 2015 may serve as an additional basis for the delisting of the Company’s common stock and that the Nasdaq Hearings Panel will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Global Select Market. Pursuant to Nasdaq Listing Rule 5620(a), the Company was required to hold an annual meeting of stockholders for fiscal year 2015 by no later than December 31, 2016.

As previously disclosed, the Company is also not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “Commission”). Also as previously disclosed, the Company received a Staff Determination letter from Nasdaq on September 1, 2016 notifying the Company that, since it had not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016 (together, the “Reports”), the Company’s common stock was subject to immediate delisting from The Nasdaq Global Select Market unless comScore requested a hearing with a Nasdaq Hearings Panel (the “Panel”). The Company requested such a hearing, and the Panel subsequently determined to continue the Company’s listing pursuant to an exception through February 23, 2017. The Panel’s decision requires the Company to inform the Panel by February 23, 2017 that the Company has filed all the Reports, which would include the Form 10-Q for the quarterly period ended September 30, 2016. The Panel decision also requires the Company to notify the Panel immediately in the event that it is determined that the Company will not satisfy the February 23, 2017 deadline, should an event occur that would substantially jeopardize the Company’s ability to meet that date or if any other significant events occur before February 23, 2017.

The Company intends to timely submit a response to the Panel, including a continued request that the Company’s common stock be permitted to trade on Nasdaq through February 23, 2017. While the Company is working as expeditiously as possible to regain compliance with Nasdaq’s filing requirement by February 23, 2017, no assurances can be provided that the Company will be able to do so, or that the Panel will leave its decision in place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ David Chemerow
David Chemerow Chief Financial Officer

Date: January 11, 2017